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Exhibit 10.1

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State of California—Health and Human Services Agency
DEPARTMENT OF HEALTH SERVICES

June 28, 2002

Douglas S. Harrington, MD
Laboratory Director and CEO
Specialty Laboratories, Inc
2211 Michigan Avenue
Santa Monica, CA 90404-3900

Dear Dr. Harrington,

        The Department of Health Services has determined that Specialty Laboratories is in substantial compliance with California clinical laboratory law effective June 28, 2002, as determined by an onsite monitoring on June 18 and 19, 2002, and acceptance of your June 25, 2002 Plan of Correction. It is our understanding that you have withdrawn the December 8, 2001 Plan of Correction submitted by the previous Laboratory Director of Specialty Laboratories, Albert Rabinovitch, M.D.

        A Plan of Correction was submitted by Specialty Laboratories on June 25, 2002 for deficiencies observed in an unannounced complaint investigation conducted October 9 and 10, 2001 and follow-up onsite monitoring on May 7 and 8, 2002. Based on review of the Plan of Correction, as well as of documents secured during the onsite monitoring and supporting materials submitted by Specialty Laboratories, the Department has determined substantial compliance. These submissions constitute a credible allegation of compliance.

        Three standard level deficiencies remain uncorrected, however. These must be brought into compliance as soon as possible. They are:

  1.
  The Plan of Correction for deficiencies cited at D1200, D1214, D5201, and D6076 should be amended as shown (by underlining) below: Unlicensed persons may make primary inoculations of test material onto appropriate culture media, stain slide preparations for microscopic examination, and subculture from liquid media (all activities authorized pursuant to BPC § 1269(e)(2)).

  2.
  Regarding the deficiency cited at D4135, when Specialty Laboratories resumes testing for the Natural Killer Cell Function by Chromium Release (NK) by its "revised" procedure, the procedure shall be signed as approved and dated by the current Laboratory Director.

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Laboratory Field Services, 1111 Broadway, 19th Floor, Oakland, CA 94607
Telephone: 510-873-6328 Internet: http//www.dhs.cahwnet.gov/ps/ls/lfsb/lfsbindex.htm

  3.
  In further reference to D4135, page 5 of the NK procedure refers to an assay-specific coversheet that was not submitted for review with the plan of correction. It is stated that this coversheet defines activities performed by licensed persons and those, by unlicensed laboratory aides. The coversheet shall be submitted to LFS for review prior to the laboratory resuming NK testing. Alternatively, these could be incorporated into an amended procedure that is signed off by the current Laboratory Director and submitted to LFS for review.

        Department staff also conducted an unannounced onsite inspection of Specialty Laboratories on June 18 and 19, 2002 to assess the progress Specialty Laboratories was making to correct deficiencies found in October 9 and 10, 2001. A comprehensive review on those days showed that the laboratory had already corrected many areas of non-compliance.

        By regaining substantial compliance with state law, Specialty Laboratories is no longer in jeopardy of the principal sanction of license revocation. However, the alternative sanctions noticed to you on March 28, 2002 will be continued. Such notice will follow in a separate communication.

        If you have any questions, do not hesitate to contact me at (510)-873-6371.

Sincerely,

/s/ ROBERT J. THOMAS
Robert J. Thomas,
 Chief Personnel Licensing Section

Cc
Linda Bryant, Chief
Facility Licensing Section
Laboratory Field Services
1111Broadway, 19th Floor
Oakland, CA 94607

  Karen Fuller, Acting Director
  Division of State Operations, CLIA Program
  Center for Medicare and Medicaid Services, Region IX
  75 Hawthorne Street, Fourth Floor
  San Francisco, CA 94105

  Cindy Lloyd, Senior Counsel
  Department of Health Services
  Office of Legal Services
  714 P Street, Room 1216
  Sacramento, CA 95814

  Mary Jew, CLIA Health Insurance Specialist
  Division of State Operations, CLIA Program
  Center for Medicare and Medicaid Services, Region IX
  75 Hawthorne Street, Fourth Floor
  San Francisco, CA 94105

  Karen L. Nickel, Chief
  Laboratory Field Services
  1111 Broadway St., 19th Floor
  Oakland, CA 94607

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  Exhibit 10.1